UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No. )

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ISTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISTA PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 6, 2010

TO OUR STOCKHOLDERS:

You are cordially invited to the Annual Meeting of Stockholders of ISTA PHARMACEUTICALS, INC., a Delaware corporation. On November 29, 2010 we will be moving from our current corporate offices located at 15295 Alton Parkway, Irvine, California 92618 to our new corporate offices located at 50 Technology Drive, Irvine, California 92618. The meeting will be held on Monday, December 6, 2010 at 11:30 a.m., local time, at our new corporate offices located at 50 Technology Drive, Irvine, California 92618 for the following purposes (as more fully described in the proxy statement accompanying this Notice):

1.	To elect three Class I directors, each to serve for a term of three years expiring upon the 2013 Annual Meeting of Stockholders or until his successor is elected;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the proxy statement accompanying this notice.

Only our stockholders of record at the close of business on October 22, 2010 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, there are three ways to vote your shares by proxy: (i) call the toll-free number listed on the accompanying proxy; (ii) visit the Internet site address listed on the accompanying proxy; or (iii) complete, sign and date the proxy and return it in the envelope provided. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

FOR THE BOARD OF DIRECTORS

/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D. Chief Executive Officer, President and Director

Irvine, California

November 4, 2010

ISTA PHARMACEUTICALS, INC.

PROXY STATEMENT FOR THE 2010

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 6, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy statement is solicited on behalf of the Board of Directors of ISTA Pharmaceuticals, Inc., which we refer to as “the Company,” “we,” “our” or “us,” for use at the Annual Meeting of Stockholders to be held on Monday, December 6, 2010 at 11:30 a.m., local time, or at any postponements or adjournments thereof, which we refer to as the Annual Meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our new corporate offices located at 50 Technology, Irvine, California 92618. The telephone number at this location is (949) 788-6000.

These proxy solicitation materials and our annual report for the year ended December 31, 2009, including financial statements, were first mailed on or about November 3, 2010 to all stockholders entitled to vote at the meeting.

Record Date and Shares Outstanding as of the Record Date

Holders of shares of our common stock of record at the close of business on October 22, 2010, which we refer to as the Record Date, are entitled to notice of and to vote at the Annual Meeting. The shares of our common stock are our only class of voting securities. As of the Record Date, approximately 33,501,952 shares of our common stock were issued and outstanding and held of record by approximately 146 stockholders.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

Stockholders may vote by proxy or in person at the meeting. To vote by proxy, stockholders may: (i) call the toll-free number listed on the accompanying proxy; (ii) visit the Internet site address listed on the accompanying proxy; or (iii) complete, sign and date the proxy and return it in the envelope provided. The Internet and telephone voting facilities will close at 1:00 a.m., Central Time, on December 6, 2010. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, which we collectively refer to as a Nominee, then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the instruction card they provide for voting your shares.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting who will determine whether or not a quorum is present. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.

Abstentions

When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•

abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•

abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker does not receive voting instructions from the beneficial owner, and (ii) the broker lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

•

broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal; and

•

broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

Vote Required

Directors are elected by a plurality of votes cast, so the three nominees who receive the most votes will be elected. Abstentions will not be taken into account in determining the election of directors and broker non-votes will be counted towards a quorum for the election of directors, but will be excluded entirely from the vote and have no effect because the election of directors is a discretionary matter.

All other proposals will require an affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against these proposals. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will be counted towards a quorum for this matter, but will not count for purposes of determining whether this matter has been approved.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class I directors and for the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2010, and as the proxy holders deem advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the items not marked.

Revocability of Proxies

Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to Secretary, ISTA Pharmaceuticals, Inc., 15295 Alton Parkway, Irvine, California 92618, in writing prior to or at the Annual Meeting or by attending the Annual Meeting and voting in person.

Other Business; Stockholder Proposals

We do not intend to present any other business for action at the Annual Meeting and do not know of any other business to be presented by others.

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, in order for business to be properly brought by a stockholder before the Annual Meeting, our Corporate Secretary must receive, at our corporate offices, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders. Thus, proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act must be received at our corporate offices on or before June 30, 2011 in order to be considered for inclusion in our proxy statement and proxy card for the 2011 Annual Meeting of Stockholders.

Our Amended and Restated Bylaws contain additional requirements that must be satisfied for any stockholder proposal made other than under Rule 14a-8. Compliance with these requirements will entitle the proposing stockholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in our proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting of stockholders by a stockholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to our Corporate Secretary. Such proposals or nominations may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting. Stockholder notices of any proposals or nominations intended to be considered at the 2011 Annual Meeting of Stockholders will be timely under our Amended and Restated Bylaws only if received at our corporate offices no later than June 30, 2011. However, if the 2011 Annual Meeting of Stockholders is called for a date that is not within thirty days before or after December 6, 2011, any such notice will be timely only if it is received a reasonable time before solicitation is made.

To be in proper form, a stockholder’s notice to the Corporate Secretary shall set forth:

(a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

(b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U. S. Securities and Exchange Commission, or the SEC, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Company’s Board of Directors; and

(e) if applicable, the consent of each nominee to serve as director of the Company if so elected.

We did not receive any notices from our stockholders for matters to be considered at the Annual Meeting. Any notice concerning proposals or nominations sought to be considered at the 2011 Annual Meeting of Stockholders should be addressed to our Corporate Secretary at 50 Technology Drive, Irvine, California 92618. The full text of the provisions of our Amended and Restated Bylaws referred to above may be obtained by contacting our Secretary at the foregoing address, by telephone at (949) 788-6000, on our Internet website at www.istavision.com, or on our EDGAR page accessible through the SEC’s web site at www.sec.gov.

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such annual meeting of stockholders, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the Annual Meeting.

Stockholders Sharing the Same Last Name and Address

In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Corporate Secretary, ISTA Pharmaceuticals, Inc., 50 Technology Drive, Irvine, California 92618.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of October 22, 2010 by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers named in the Summary Compensation Table, and (iv) all of our directors and named executive officers as a group.

	Amount And Nature of Beneficial Ownership(2)	Approximate Percent Owned(2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Vicente Anido, Jr., Ph.D.(3)	1,735,046	5.0%
Marvin J. Garrett(4)	356,585	1.1%
Peter Barton Hutt(5)	136,882	*
Kathleen D. LaPorte(6)	138,008	*
Benjamin F. McGraw III, Pharm. D.(7)	139,382	*
Timonthy R. McNamara, Pharm. D.(8)	190,916	*
Dean J. Mitchell(9)	111,632	*
Thomas A. Mitro(10)	464,641	1.4%
Andrew J. Perlman, M.D., Ph.D.(11)	68,132	*
Wayne I. Roe(12)	139,008	*
Lauren P. Silvernail(13)	412,159	1.2%
Richard C. Williams(14)	247,982	*
All executive officers and directors as a group (14 persons)(15)	4,716,882	12.6%
5% STOCKHOLDERS
Investor AB(16)	2,019,000	6.0%
Credit Suisse(17)	8,553,237	25.5%
James E. Flynn and Deerfield Investment Entities(18)	3,343,392	10.0%
BlackRock, Inc.(19)	1,947,004	5.8%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each stockholder is c/o ISTA Pharmaceuticals, Inc., 50 Technology Drive, Irvine, California 92618.
(2)	This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G, as well as Forms 4, filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 33,501,952 shares of common stock outstanding as of October 22, 2010. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of October 22, 2010, are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.
(3)	Includes 1,323,979 shares subject to options exercisable within 60 days after October 22, 2010.
(4)	Includes 321,566 shares subject to options exercisable within 60 days after October 22, 2010.
(5)	Includes 131,950 shares subject to options exercisable within 60 days after October 22, 2010.
(6)	Includes 131,950 shares subject to options exercisable within 60 days after October 22, 2010.
(7)	Includes 132,950 shares subject to options exercisable within 60 days after October 22, 2010.
(8)	Includes 160,407 shares subject to options exercisable within 60 days after October 22, 2010.
(9)	Includes 106,700 shares subject to options exercisable within 60 days after October 22, 2010.
(10)	Includes 380,237 shares subject to options exercisable within 60 days after October 22, 2010.
(11)	Includes 62,200 shares subject to options exercisable within 60 days after October 22, 2010.
(12)	Includes 100,450 shares subject to options exercisable within 60 days after October 22, 2010.
(13)	Includes 352,732 shares subject to options exercisable within 60 days after October 22, 2010.
(14)	Includes 131,950 shares subject to options exercisable within 60 days after October 22, 2010.
(15)	Includes 3,832,600 shares subject to options exercisable within 60 days after October 22, 2010.
(16)	Based on a Schedule 13F filed with the SEC on February 16, 2010, by Investor AB. Consists of 605,700 shares of common stock held by Investor Growth Capital Limited and 1,413,300 shares of common stock held by Investor Group, L.P., of which Investor AB serves as the ultimate general partner. Investor Growth Capital Limited is a Guernsey company, with its principal place of business at National Westminster House, Le Truchot, St. Peter Port, Guernsey, Channel Islands GYI, 4PW. Investor Growth Capital Limited is ultimately a wholly owned subsidiary of Investor AB, a publicly-held Swedish company with its principal place of business at Arsenalsgatan 8c, S-103 32, Stockholm, Sweden.

(17)	Based in part on (i) a Schedule 13D/A filed with the SEC on July 3, 2007, and (ii) a Form 4 filed with the SEC on October 15, 2007, each filed by Credit Suisse, a Swiss bank, or the Bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division, or the Investment Banking division, the Alternative Investments business, or the AI Business, within the Asset Management division, or the Asset Management division, and the U.S. private client services business, or the U.S. PCS Business, within the Private Banking division, or the Private Banking division, with each such person referred to in this proxy statement as the Reporting Person. The Reporting Person may be deemed to beneficially own an aggregate of 6,937,852 shares of common stock, consisting of (i) 6,587,036 shares of common stock held directly by Sprout Capital IX, L.P., or Spout IX, (ii) 26,388 shares of common stock held directly by Sprout Entrepreneurs’ Fund, L.P., or Sprout Entrepreneurs, (iii) 324,300 shares of common stock held directly by Sprout IX Plan Investors, L.P., or IX Plan, and (iv) 128 shares of common stock held directly by Credit Suisse Securities (USA) LLC, or CS Sec USA LLC, a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including us. In addition to the 6,937,852 shares noted above, Sprout IX, Sprout Entrepreneurs and IX Plan also hold warrants, issued on September 26, 2008 and October 30, 2008, to purchase up to an aggregate of 1,535,136 shares, 6,241 shares and 74,008 shares, respectively. The terms of these warrants contain a blocker provision under which the holder thereof cannot exercise such warrants to the extent that such exercise would result in beneficial ownership by the holders, together with its affiliates, of more than 9.98% of the shares of common stock then issued and outstanding. The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland and the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010. The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc., or CS Hldgs USA Inc, a Delaware corporation. The address of the principal business and office of CS Hldgs USA Inc is Eleven Madison Avenue, New York, NY 10010, USA. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group, or CSG, a corporation formed under the laws of Switzerland. CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc., or CS USA Inc., a Delaware corporation and holding company. CS USA Inc is the successor company of Credit Suisse First Boston (USA), Inc., or CSFB-USA, and all references hereinafter to CSFB-USA shall be deemed to refer to CS USA Inc. CS USA Inc is the sole member of CS Sec USA LLC. CS Sec USA LLC is the successor company of Credit Suisse First Boston LLC, or CSFB LLC, which is the successor company of Credit Suisse First Boston Corporation, or CSFBC, and all references hereinafter to CSFB LLC and CSFBC shall be deemed to refer to CS Sec USA LLC. The address of the principal business and office of each of CS USA Inc and CS Sec USA LLC is Eleven Madison Avenue, New York, New York 10010. Sprout IX, Sprout Entrepreneurs and IX Plan are Delaware limited partnerships which make investments for long-term appreciation. DLJ Capital Corporation, or DLJCC, a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout Entrepreneurs. DLJCC is also the managing general partner of Sprout IX and, as such, is responsible for its day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs. DLJ Associates IX, L.P., or Associates IX, a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc., or DLJCA IX, a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ LBO Plans Management Corporation II, or DLJLBO II, a Delaware corporation, is the general partner of IX Plan and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of IX Plan. DLJLBO II is an indirect wholly-owned subsidiary of CS USA Inc. The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, IX Plan and DLJLBO II is Eleven Madison Avenue, New York, New York 10010. DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, IX Plan and DLJLBO II are collectively referred to in this Amendment No. 1 to Form 10-K as the CS Entities. With respect to any rights or powers to vote, or to direct the vote of, or to dispose of, or direct the disposition of, the shares of our common stock referenced above, there is shared power to vote, or to direct the vote of, and to dispose of, or to direct the disposition of, such shares of common stock among the Reporting Person, CS Hldgs USA Inc, CS USA Inc, CS Sec USA LLC and the CS Entities.
(18)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2010 by Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield International Limited, Deerfield Special Situations Fund International Limited, Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., and James E. Flynn. Consists of (i) 918,032 shares of common stock held by Deerfield Partners, L.P., (ii) 306,799 shares of common stock held by Deerfield Special Situations Fund, L.P. (includes 8,182 shares issuable upon exercise of warrants issued on September 26 and October

30, 2008), (iii) 1,288,776 shares of common stock held by Deerfield International Limited, (iv) 541,289 shares of common stock held by Deerfield Special Situations Fund International Limited (includes 14,996 shares issuable upon exercise of warrants issued on September 26 and October 30, 2008), (v) 79,893 shares issuable upon exercise of warrants issued on September 26 and October 30, 2008 held by Deerfield Private Design Fund, L.P., (vi) 128,705 shares issuable upon exercise of warrants issued on September 26 and October 30, 2008 held by Deerfield Private Design International, L.P., and (vii) 80,000 shares held by James E. Flynn. The terms of the September 26 and October 30, 2008 warrants contain a blocker provision under which the holder thereof cannot exercise such warrants to the extent that such exercise would result in the beneficial ownership by the holder, together with its affiliates, of more than 9.98% of the shares of common stock then issued and outstanding. Without regard to the 9.98% blocker provision, the warrants held by Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. would otherwise be exercisable into an aggregate of 431,746 shares, 791,330 shares, 4,215,947 shares and 6,791,747 shares, respectively. Deerfield Capital, L.P. is the general partner of Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund, L.P., and Deerfield Private Design International, L.P. James E. Flynn is the managing member of the general partner of Deerfield Capital, L.P. Deerfield Management Company L.P. is the investment manager of Deerfield International Limited and Deerfield Special Situations Fund International Limited. Mr. Flynn is the managing member of the general partner of Deerfield Management Company, L.P. Mr. Flynn disclaims beneficial ownership in shares held by the various Deerfield entities except to the extent of his pecuniary interest therein. The business address of James E. Flynn, Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. The business address of Deerfield International Limited and Deerfield Special Situations International Limited is c/o Bisys Management, Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, British Virgin Islands.

(19)	Based on information set forth in a Schedule 13G/A filed with the SEC on January 29, 2010. Consists of 1,947,004 shares of common stock held by BlackRock, Inc. The principal business office of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since January 1, 2009, there have been no transactions in which we were a participant in which the amount involved exceeded $120,000 and in which any related person (as that term is defined for purposes of Section 404(a) of Regulation S-K) had or will have a direct or indirect material interest, and there are currently no such proposed transactions.

Review, Approval or Ratification of Transactions with Related Persons

Our policy with regard to related party transactions is that all material transactions are to be reviewed by the Audit Committee for any possible conflicts of interest. A “related party transaction” is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons controlling over 5% of our outstanding common stock. In the event of a potential conflict of interest, the Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the Audit Committee’s deliberations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to our Restated Certificate of Incorporation and Amended and Restated Bylaws, our Board of Directors currently consists of eight persons and one vacancy. Our Board of Directors is divided into three classes serving staggered terms of three years. The Class I directors, Peter Barton Hutt, Benjamin F. McGraw III, Pharm.D., and Andrew J. Perlman, M.D., Ph.D. are scheduled to serve until the Annual Meeting. The Class II directors, Vicente Anido, Jr., Ph.D., Kathleen D. LaPorte, and Richard C. Williams, are scheduled to serve until the 2011 Annual Meeting of Stockholders. The Class III directors, Dean J. Mitchell and Wayne I. Roe, are scheduled to serve until the 2012 Annual Meeting of Stockholders.

In the event that any person nominated as a Class I director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the Class I nominees for election to the Board of Directors at the Annual Meeting, age as of the Record Date, and certain information are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Continuing Class II Directors
Vicente Anido, Jr., Ph.D.	57	President and Chief Executive Officer	2001
Kathleen D. LaPorte	49	Managing Director, New Leaf Venture Partners, L.L.C.	2002
Richard C. Williams	67	President, Conner-Thoele Limited	2002

Continuing Class III Directors
Dean J. Mitchell	54	Chief Executive Officer, Lux Biotherapeutics	2004
Wayne I. Roe	60	General Partner, DFJ InCube Ventures, Inc.	1998	*

Nominees for Class I Directors
Peter Barton Hutt	76	Senior Counsel, Covington & Burling	2002
Benjamin F. McGraw III, Pharm.D.	61	Managing Member, Long Shadows Asset Management, LLC	2000	*
Andrew J. Perlman, M.D., Ph.D.	62	Chief Executive Officer of Innate Immune, Inc	2006

*	Dr. McGraw and Mr. Roe resigned as directors on November 19, 2002 in connection with the closing of a private placement financing and were reappointed as directors in December 2002.

Nominees for Terms Expiring at the Annual Meeting

Class I Directors

Peter Barton Hutt has served on our Board of Directors since November 2002. Mr. Hutt is senior counsel specializing in food and drug law in the Washington, D.C. based law firm of Covington & Burling. From time to time, Covington & Burling provides legal services to us. Mr. Hutt joined Covington & Burling in 1960 and was named partner in 1968, leaving from 1971 to 1975 to serve as Chief Counsel for the U.S. Food and Drug Administration, which we refer to as the FDA, and returning to Covington & Burling in September 1975. Mr. Hutt is the co-author of a casebook used to teach food and drug law throughout the country and teaches a full course on the subject annually at Harvard Law School. Mr. Hutt received a B.A. from Yale University and a LL.B. from Harvard University. In addition, Mr. Hutt received a Master of Laws degree in Food and Drug Law from New York University Law School. In the past five years, Mr. Hutt has served as a member of the boards of directors of Momenta Pharmaceuticals, Inc., Xoma Ltd., CV Therapeutics, Inc., Favrille, Inc., Introgen Therapeutics, Inc., and Celera Corporation, all of which are public companies. Mr. Hutt brings to our Board of Directors extensive experience and knowledge in the area of food and drug law.

Benjamin F. McGraw, III, Pharm.D. has served on our Board of Directors since April 2000, except for the period from November 2002 to December 2002. Dr. McGraw is the managing member of Long Shadows Asset Management, LLC, a registered investment advisor. Prior to this, Dr. McGraw was President and Chief Executive Officer since 1994, director since 1996, and Treasurer since 2006, of Valentis, Inc., a biotechnology company, until Valentis, Inc. was acquired by Urigen Pharmaceuticals, Inc., in July 2007. Prior to this, Dr. McGraw was Corporate Vice President for Corporate Development of Allergan, Inc., a public specialty pharmaceutical company focusing on ophthalmology, dermatology and neuromuscular indications, which we refer to as Allergan. Prior to this, he was an equity analyst and a fund manager at Carerra Capital Management. Prior to this, he was Vice-President, Development for Marion Laboratories and Marion, Merrell Dow, both of which were public companies. Dr. McGraw received a B.S. and a Doctor of Pharmacy from the University of Tennessee Center for the Health Sciences, where he also completed a clinical practice residency. In the past five years, Mr. McGraw has served as a member of the boards of directors of Valentis, Inc. and Urigen, Inc. both of which are public companies and as a managing member of Long Shadow Asset Management, LLC, which is a registered investment advisor. Dr. McGraw brings to our Board of Directors extensive experience in the biotechnology industry, as well as extensive experience in accounting and finance issues, and is an “audit committee financial expert” as defined by the rules of the SEC.

Andrew J. Perlman, M.D., Ph.D. was appointed to our Board of Directors in April 2006. Since August 2010, Dr. Perlman has served as a Venture Partner for CMEA Capital. Dr. Perlman is also the co-founder, and has served since October 2004 as the Chief Executive Officer, of Innate Immune, Inc., a private company engaged in the discovery and development of therapeutics for asthma and autoimmune diseases. Dr. Perlman served in various senior management positions, culminating as Executive Vice President, at Tularik, Inc., a public biotechnology company, from 1993 through October 2004, except from February 2002 to October 2002, when he served as the Chief Executive Officer and a member of the board of directors of Affymax, Inc., a private biopharmaceutical company. While at Tularik, Inc., Dr. Perlman’s principal responsibilities were in the areas of clinical research and business development in which he provided medical input and strategy for all of Tularik, Inc.’s clinical projects, and played an active role in Tularik, Inc.’s financing activities and in its merger with Amgen, Inc. in 2004. Prior to 1994, Dr. Perlman was a Senior Director of Clinical Research at Genentech, Inc., a public company, and served as a faculty member in the Department of Medicine at Stanford University. Dr. Perlman received an M.D. and a Ph.D. in Physiology from New York University. Dr. Perlman brings to our Board of Directors extensive experience in the biotechnology industry, specifically in the area of drug discovery and development.

Directors Whose Terms Extend Beyond the Annual Meeting

Class II Directors

Vicente Anido, Jr., Ph.D. has served as our President and Chief Executive Officer and on our Board of Directors since December 2001. From June 2000 to September 2001, Dr. Anido was general partner for Windamere Venture Partners. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a private biotechnology company. From 1993 to 1996, he served as President of the Americas Region of Allergan. Dr. Anido received a B.S. in Pharmacy from West Virginia University and a Ph.D. in Pharmacy Administration from the University of Missouri. In the past five years, Dr. Anido has served as a member of the board of directors of Apria Healthcare, Inc., a public company. Dr. Anido brings to our Board of Directors extensive experience in the areas of sales and marketing, business development, equity and debt transactions and fund raising.

Kathleen D. LaPorte has served on our Board of Directors since November 2002. Ms. LaPorte is a Partner of New Leaf Venture Partners, LLC. Previously, Ms. LaPorte was a General Partner of the Healthcare Technology Group of the Sprout Group, which she joined in 1993 and became a General Partner of in 1994. Between 1987 and 1993, Ms. LaPorte was a principal at Asset Management Company, a venture capital firm focused on early-stage investments. Previously, Ms. LaPorte was a financial analyst with The First Boston Corporation. Ms. LaPorte received a B.S. from Yale University and an M.B.A. from Stanford University Graduate School of Business. In the past five years, Ms. Laporte has served as a member of the boards of directors of Affymax, Inc., Transcept Pharmaceuticals, Inc., VNUS Medical Technologies, Inc., eHealth, Inc. and Adeza BioMedical Corp., which later merged with Cytyc Corp., all of which are public companies, as well as Prometheus Laboratories, Inc., which is a private company. Ms. LaPorte brings to our Board of Directors extensive experience in the areas of venture capital and fund raising.

Richard C. Williams has served on our Board of Directors since December 2002 and as Chairperson of our Board of Directors since July 2004. In 1989, Mr. Williams founded Conner-Thoele Limited, a consulting and financial advisory firm specializing in the healthcare industry and pharmaceutical segment, and since 1989, Mr. Williams has served as President of Conner-Thoele Limited. From 2000 to April 2001, Mr. Williams also served as Vice Chairman-Strategic Planning and director of King Pharmaceuticals, Inc., a public company. From 1992 to 2000, Mr. Williams served as Chairman and director of Medco Research, a then-public cardiovascular pharmaceutical development company, prior to its acquisition by King Pharmaceuticals, Inc. in 2000. From 1997 to 1999, Mr. Williams was Co-Chairman and a director of Vysis, Inc., a then-public genetic biopharmaceutical company. Prior to founding Conner-Thoele Limited, Mr. Williams held various operational and financial management officer positions with Abbott Laboratories, Erbamont, N.V., and American Hospital Supply Corporation, all of which are public companies and Field Enterprises, Inc., a private company. Mr. Williams received a B.A. from DePauw University and an M.B.A. from the Wharton School of Finance. In the past five years, Mr. Williams has served as a member of the boards of directors of Adamis Pharmaceuticals Corporation, Cellegy Pharmaceuticals, Inc. and EP Med Systems, all of which are public companies Mr. Williams brings to our Board of Directors extensive experience in the biotechnology industry, specifically in the areas of overall strategy and investor relations, as well as extensive experience in accounting and finance issues, and is an “audit committee financial expert” as defined by the rules of the SEC.

Class III Directors

Dean J. Mitchell was appointed to our Board of Directors in July 2004. In July 2010, Mr. Mitchell was appointed President and Chief Executive Officer of Lux Biotherapeutics, Inc., a private biopharmaceutical company, and was also appointed a member of its board of directors. In 2009, he was appointed as a non-executive director of Talecris Biopharmaceuticals, Inc., a public company and Intrexon Corporation, a private company. He was previously President and Chief Executive Officer of Alpharma Inc., a public global specialty pharmaceutical company, and was also appointed a member of its board of directors in July 2006. Alpharma Inc. was acquired by King Pharmaceuticals, Inc. in December 2008, and Mr. Mitchell ceased to be an officer and a director of Alpharma Inc. on December 29, 2008. Prior to this, he was President and Chief Executive Officer of Guilford Pharmaceuticals Inc., a public company, from December 2004 until its acquisition by MGI Pharma Inc., a public company, in October 2005, and was a non-executive director of MGI Pharma Inc. until its acquisition by Eisai Co., Ltd. in January 2008. Mr. Mitchell was at Bristol-Myers Squibb, a public company, from 2001 until 2004 in several roles including President International, President U.S. Primary Care and Vice President, Strategy. He also spent 15 years at Glaxo SmithKline, a public company, and its predecessor companies, most recently as Senior Vice President, Clinical Development and Product Strategy from 1999 to 2001, and prior to that as Vice President and General Manager, Specialty Divisions, Strategic Planning and Business Development, from 1995 to 1999. He received an M.B.A. from City University Business School, in London, U.K., and a B.Sc. degree in Biology from Coventry University, U.K. In the past five years, Mr. Mitchell has served as a member of the boards of directors of Alpharma, Inc., Guilford Pharmaceuticals, Inc., MGI Pharma Inc., and Talecris Biopharmaceuticals, all of which are public companies, and Intrexon Corporation, a private company. Mr. Mitchell brings to our Board of Directors extensive experience in the pharmaceutical industry, specifically in the areas of management, business and corporate development, sales and marketing and clinical development.

Wayne I. Roe has served on our Board of Directors since June 1998, except for the period from November 2002 to December 2002. Mr. Roe was Senior Vice President for United Therapeutics Corporation, a public biotechnology company, from November 1999 to November 2000. From November 1988 to March 1999, Mr. Roe founded and served in various management positions at Covance Health Economics and Outcome Services, a consulting firm for life sciences companies, last serving as Chairman of the board of directors. Mr. Roe has been a general partner of InCube Ventures, Inc., a medical device-focused venture capital firm, since 2008. Mr. Roe received an M.A. in Political Economy from the State University of New York and an M.A. in Economics from the University of Maryland. In the past five years, Mr. Roe has served as a member of the boards of directors of Aradigm, Inc., Favrille, Inc., and Celera Corporation, all of which are public companies. Mr. Roe brings to our Board of Directors extensive experience in the pharmaceutical and medical device industries, specifically in the areas of development and commercialization of pharmaceutical and medical device products, as well as extensive experience in accounting and finance issues.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THREE NOMINEES SET FORTH ABOVE.

Meetings of the Board of Directors and Committees

Our Board of Directors held seven meetings during the fiscal year ended December 31, 2009. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board of Directors and any committees of the Board of Directors on which such person served during the last fiscal year. Although we have no formal policy requiring director attendance at annual meetings of stockholders, directors are encouraged to attend the annual meetings of stockholders. All incumbent directors attended the 2009 Annual Meeting of Stockholders.

Our common stock is listed on The NASDAQ Global Market and is governed by its listing standards. Our Board of Directors has determined that the following seven directors satisfy the current “independent director” standards established by NASDAQ Listing Rules: Peter Barton Hutt, Kathleen D. LaPorte, Benjamin F. McGraw III, Dean J. Mitchell, Andrew J. Perlman, Wayne I. Roe and Richard C. Williams. Peter Barton Hutt, a member of our Board of Directors since November 2002, is a senior counsel in the Washington, D.C. law firm of Covington & Burling. From time to time, attorneys at Covington & Burling, other than Mr. Hutt, provide legal services to us, and the provision of such services was considered by our Board of Directors in determining that Mr. Hutt is independent.

Our Board of Directors has established three standing committees:(i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by our Board of Directors, copies of which are posted on our Internet website at www.istavision.com. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary. Each committee is described as follows:

Name of Committees and Members	General Functions of the Committees	Number of Meetings in Fiscal 2009
AUDIT COMMITTEE Richard C. Williams (Chairperson) Benjamin F. McGraw, III, Pharm.D. Wayne I. Roe	• Oversees our accounting and financial reporting processes • Appoints, determines compensation for and oversees the work of the independent auditors • Approves the services performed by the independent auditors • Approves related party transactions	8

COMPENSATION COMMITTEE Benjamin F. McGraw, III, Pharm.D. (Chairperson) Kathleen D. LaPorte Dean J. Mitchell	• Sets executive compensation guidelines • Administers the Company’s stock incentive plans • Recommends to the Board of Directors compensation of Chief Executive Officer and members of the Board of Directors • Approves compensation of executive officers other than Chief Executive Officer	6

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Peter Barton Hutt (Chairperson) Andrew J. Perlman, M.D., Ph.D.	• Recommends corporate governance principles • Reviews and makes recommendations regarding candidates for service on the Board of Directors • Assists with executive development and succession matters	0

Audit Committee. Our Board of Directors has determined that all of the members of the Audit Committee meet the independence standards of NASDAQ Listing Rule 5605(a)(2), as well as Section 10A(m) of the Exchange Act, and Rule 10A-3 promulgated thereunder. Our Board of Directors has designated Mr. Williams and Dr. McGraw as our “audit committee financial experts,” as defined by the rules of the SEC.

Compensation Committee. Our Board of Directors has determined that all of the members of the Compensation Committee meet the independence standards of NASDAQ Listing Rule 5605(a)(2).

Nominating and Corporate Governance Committee. Our Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee meet the independence standards of NASDAQ Listing Rule 5605(a)(2).

As reflected in the charter of the Nominating and Corporate Governance Committee, factors considered by the Nominating and Corporate Governance Committee in the selection of director nominees are experience in business, finance, administration or healthcare, familiarity with our business and industry and, as applicable, specific expertise, including but not limited to such matters as clinical development, regulatory strategy or business development. The Nominating and Corporate Governance Committee also gives consideration to candidates with appropriate non-business backgrounds, illustratively, with backgrounds in medicine, research, government or intellectual property. The Nominating and Corporate Governance Committee gives consideration to individuals identified by stockholders, management and members of the Board of Directors.

In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the criteria set forth in our Amended and Restated Corporate Governance Principles. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all of our stockholders. We believe that the backgrounds and qualifications of the Company’s directors, considered as a group, provides a significant composite mix of experience, knowledge and abilities that allows the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Our Amended and Restated Bylaws provide for business to be brought by a stockholder before an annual meeting of stockholders including nominations for the election of directors, so long as our Corporate Secretary receives, at our corporate offices, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders. See “Other Business; Stockholder Proposals” above.

In addition, it is our policy that director candidates recommended by stockholders will be given appropriate consideration in the same manner as other director candidates presented to the Nominating and Corporate Governance Committee. Stockholders who wish to submit a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by submitting a comprehensive written resume of the recommended nominee’s business and educational experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate’s resume and consent to: Chairperson of the Nominating and Corporate Governance Committee, c/o ISTA Pharmaceuticals, 50 Technology Drive, Irvine, California 92618. The foregoing policy is subject to our Restated Certificate of Incorporation, our Amended and Restated Bylaws and applicable law. No director nominations by stockholders have been received as of the filing of this proxy statement.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board of Directors, its committees or the Chairperson of the Board of Directors or any of its committees or any individual members of the Board of Directors by addressing a written communication to: Board of Directors, c/o ISTA Pharmaceuticals, Inc., 50 Technology Drive, Irvine, California 92618. Stockholders should identify in their communication the addressee, whether it is our Board of Directors, its committees or the Chairperson of the Board of Directors or any of its committees or any individual member of the Board of Directors. Stockholder communications will be forwarded to our Vice President, Human Resources. The Vice President, Human Resources will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee on our Board of Directors or if the communication is addressed generally to our Board of Directors to our Chairperson of the Board of Directors.

Director Compensation

Our non-employee directors receive compensation for their service on Board of Directors and its committees as follows:

•	An annual retainer of $20,000 for service on our Board of Directors;

•	$1,500 for each meeting of our Board of Directors attended;

•	$1,500 for each meeting of each committee of our Board of Directors attended;

•	$1,000 for telephonic attendance at any meeting of our Board of Directors or any committee of our Board of Directors;

•	The Chairperson of our Board of Directors receives an additional $30,000 annual retainer;

•	The Chairperson of the Audit Committee receives an additional $15,000 annual retainer;

•	The Chairperson of the Compensation Committee receives an additional $10,000 annual retainer;

•	The Chairperson of the Nominating Committee and Governance Committee receives an additional $7,500 annual retainer;

•	Reimbursement for travel and miscellaneous expenses in connection with attendance at meetings of our Board of Directors or any committee of our Board of Directors;

•

Upon initial election or appointment to our Board of Directors, an equity grant of options and restricted stock, determined by dividing $193,250 by the closing price of our common stock on the grant date, comprised of either, at the election of the director, (i) 100% options of (ii) 60% options and 40% restricted stock (based on 3:1 ratio of options to restricted stock). While the foregoing have been our guidelines, we have not appointed any new directors since 2006;

•

Non-employee directors who, immediately after the annual meeting of stockholders, continue to serve on our Board of Directors and have served on our Board of Directors for at least the six (6) months preceding the annual meeting of stockholders receive an annual equity grant options to purchase 20,000 shares of common stock;

•

The shares subject to the initial equity grants vest in three equal annual installments while the shares subject to the annual equity grants will be fully vested upon the first anniversary of the date of grant; and

•	During the fiscal year ending December 31, 2009, we granted non-employee directors options to purchase an aggregate of 140,000 shares of common stock each at an exercise price of $4.72 per share.

The following table summarizes all compensation paid to or earned by directors for fulfilling their duties as directors in 2009.

Director Compensation Paid for the 2009 Fiscal Year

Name (a)	Fees Earned or Paid in Cash ($)[1] (b)	Stock Awards ($) (c)	Option Awards ($)[2] (d)	Total ($) (h)
Peter Barton Hutt	$33,125	$—	$71,752	$104,877
Kathleen D. LaPorte	$34,500	$—	$71,752	$106,252
Benjamin F. McGraw III, Pharm.D.	$53,750	$—	$71,752	$125,502
Dean J. Mitchell	$38,500	$—	$71,752	$110,252
Andrew J. Perlman, M.D., Ph.D.	$29,000	$—	$71,752	$100,752
Wayne I. Roe	$39,000	$—	$71,752	$110,752
Richard Williams	$80,750	$—	$71,752	$152,502

1.	Reflects cash compensation earned for fiscal year 2009.
2.	Represents the aggregate grant date fair value of option and stock awards for fiscal year 2009 calculated in accordance with the provisions of ASC 718. In 2009, each director received 20,000 shares of options. The assumptions used to calculate the fair value of option awards are disclosed in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. As of December 31, 2009, each director had the following number of options outstanding: Peter Barton Hutt, 131,950; Kathleen D. LaPorte, 131,950; Benjamin F. McGraw III, Pharm.D., 138,283; Dean J. Mitchell, 106,700; Andrew J. Perlman, M.D., Ph.D., 62,200; Wayne I. Roe, 100,450; and Richard C. Williams, 131,950. As of December 31, 2009, no restricted shares were outstanding.

Other Executive Officers

Marvin J. Garrett (60) has served as our Vice President, Regulatory Affairs, Quality & Compliance since June 1999. From May 1994 to June 1999, Mr. Garrett was Vice President, Regulatory Affairs and Clinical Research for Xoma, Ltd., a public biotechnology company. From 1990 to 1994, he was President and General Manager of Coopervision Pharmaceutical, a division of the Cooper Companies, Inc. Prior to joining Coopervision Pharmaceutical, Mr. Garrett was Vice President of Regulatory Affairs, Clinical Research and Quality for Iolab Pharmaceuticals, a Johnson & Johnson Company, and also Director of Regulatory Affairs for Allergan, Inc. Mr. Garrett received a B.S. in Microbiology from California State University, Long Beach.

Timothy R. McNamara, Pharm.D. (55) has served as our Vice President, Clinical Research and Medical Affairs since November 2006, and previously served as Director, Medical Affairs, from November 2004 to November 2006. Dr. McNamara was Director, Medical Affairs at Amgen Inc., a public company, from June 2001 to July 2004. Prior to that, Dr. McNamara was at Bristol-Myers Squibb, a public company, from June 1989 to January 1998, where he last served as Director, Advance Health Care Services in the Department of Medical Affairs, and served as Senior Director of Medical Affairs for Searle, a public company, from February 1998 to May, 2000, and was Chief Executive Officer of PRN Inc., a private contract research organization, from June 2000 to June 2001. Dr. McNamara also held the position of Associate Professor at St. Louis College of Pharmacy and Samford University, and Clinical Pharmacist for the Program on Aging at Jewish Hospital and Washington University, School of Medicine, St. Louis. Dr. McNamara received his B.S. in Pharmacy in 1979, and his Pharm.D. in 1981 from University of Missouri, Kansas City.

Kathleen McGinley (61) has served as our Vice President, Human Resources and Corporate Services, since November 2003. From January 2003 to November 2003, Ms. McGinley served as a consultant to us. From May 2000 to January 2003, Ms. McGinley served as Director and Vice President, Human Resources for Littlefeet, Inc., a private company. From December 1999 to May 2000 she served as Director of Human Resources for Combi-Chem/Dupont Pharmaceuticals, a private company. Ms. McGinley received a M.S. from the University of Tennessee, Knoxville.

Kirk McMullin (57) has served as Vice President, Operations since August 2002. From 1995 to 2002, Mr. McMullin was Vice President, Worldwide Manufacturing Support for Allergan, Inc., a public company. Mr. McMullin received a B.A. from Humboldt State University.

Thomas A. Mitro (53) has served as our Vice President, Sales & Marketing since July 2002. From 1980 to 2002, Mr. Mitro held several positions at Allergan, Inc., a public company, including Vice President, Skin Care, Vice President, Business Development and Vice President, e-Business. Mr. Mitro received a B.S. degree from Miami University.

Lauren P. Silvernail (52) has served as our Chief Financial Officer and Vice President, Corporate Development since March 2003. From 1995 to March 2003, Mrs. Silvernail served in various operating and corporate development positions for Allergan, Inc., a public company, most recently serving as Vice President, Business Development. From 1989 to 1994, she was a general partner at Glenwood Ventures and served as a director and operating manager for several portfolio companies. Mrs. Silvernail received an M.B.A. from the University of California, Los Angeles.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Board Leadership

In accordance with our Amended and Restated Corporate Governance Principles, at such times as an independent director is serving as Chairperson of our Board of Directors, the leadership of our Board of Directors is the responsibility of the Chairperson. If a non-independent director is serving as Chairperson of our Board of Directors, our Board of Directors shall designate one of the independent directors to be the “lead independent director.” The lead independent director will periodically help schedule and conduct separate meetings of the independent directors and perform such other duties as our Board of Directors may designate from time to time.

Mr. Williams, who is an independent director, has served as Chairperson of our Board of Directors since July 2004. We believe that this leadership structure provides the appropriate level of independent oversight necessary to ensure that our Board of Directors meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Our Board of Directors’ role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the Company to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairperson of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next meeting of our Board of Directors. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, we did not identify any such required report that was not timely filed.

Code of Ethics

Our Board of Directors adopted our Code of Ethics and Conduct which applies to our principal executive officer and principal financial and accounting officer, as well as to all of our other employees. A copy of the Code of Ethics and Conduct is available on our website free of charge at www.istavision.com. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the Code of Ethics and Conduct for our principal executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our Internet site at www.istavision.com or in a Current Report on Form 8-K.

Executive Compensation

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy

Compensation Objectives

Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•	provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•	motivate executives to achieve optimum performance for us;

•	align the financial interest of executives and stockholders through equity-based plans; and

•	provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Elements

Our compensation program is designed to be simple, straightforward and fair and consists of the following elements:

•	base salary;

•	annual cash bonus;

•	long-term incentives;

•	a nominal perquisite; and

•	employment and change-in-control agreements.

Target Pay and Mix for Compensation Elements

The Compensation Committee reviews both total compensation and each element of compensation when making pay decisions and recommendations to our Board of Directors. Although actual compensation can be above or below targets based on individual and Company performance, retention considerations and executive experience, we generally target the following market percentiles for compensation for our executives:

•

Base salary is targeted at the 50th percentile of our peer group of comparable companies in the life sciences field that are of similar size, revenue and amount spent on research and development to us (see also “Role of the Compensation Consultant in the Compensation Determination Process” below) to ensure that we provide a competitive pay package and provide executives with a level of security for at least a portion of their pay;

•	The annual cash bonus is targeted at the 75th percentile of our peer group in the event of superior performance to ensure that superior performance is incentivized and rewarded;

•	The annual long-term incentive grant is targeted at the 50th percentile of our peer group to reflect our emphasis on our long-term growth; and

•	Our perquisites are nominal and our employment and change-in-control agreements are targeted at the median of our peer group.

In allocating compensation among these elements, we have pursued an overall compensation strategy for executives that emphasizes incentive, not fixed, compensation as illustrated by the following:

•

The base salary of our chief executive officer, or Chief Executive Officer, is only 44% of his total 2009 compensation package, with the remaining 56% based on incentive compensation (based on 2009 base salary, 2009 annual bonus paid in 2010, and the value of long-term incentives granted in 2009);

•

The base salaries of our other Named Executive Officers (each of whom, in addition to our Chief Executive Officer, are identified in the Summary Compensation Table below), on average, were 56% of their total 2009 compensation packages, with the remaining 44% based on incentive compensation (based on 2009 base salary, 2009 annual bonus paid in 2010, and the value of long-term incentives granted in 2009); and

•

We have also emphasized long-term compensation over short-term compensation given that we are in our early stages of growth where a long-term focus is critical and given that we attract executives who are generally more motivated by long-term compensation than by short-term compensation.

Compensation Element Details

Base Salary

We pay base salaries to reward executives for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their compensation. The primary factors considered by the Compensation Committee in establishing or making recommendations to the Board of Directors regarding base salaries are:

•	individual and Company performance;

•	executive experience, position criticality and overall responsibility of the executive;

•	comparable company and survey market data; and

•	internal equity among positions.

Named Executive Officer salaries are considered for adjustment annually as part of our annual review process. The base salary of our Chief Executive Officer is recommended by the Compensation Committee and approved by our Board of Directors. The base salaries of all other Named Executive Officers are approved by the Compensation Committee. The Compensation Committee reviewed the base salaries for the Named Executive Officers for the fiscal year ended December 31, 2008, and determined that not all Named Executive Officers met the objective to provide base salaries at the 50th percentile of our peer group. However, in light of the economic climate and the importance of approval from the U.S. Food and Drug Administration, or FDA, to market Bepreve™ in the U.S., the Compensation Committee recommended, and our Board of Directors approved, not to award merit increases to all employees until such time as Bepreve obtained approval from the FDA. Bepreve was approved for marketing in the U.S. by the FDA in the fall of 2009. Once Bepreve was approved, Named Executive Officer salaries were reviewed again using more current data. At that time, the Compensation Committee approved merit increases for our Named Executive Officers other than the Chief Executive Officer, ranging from 3.0% to 6.0% based on year to date performance as well as market data.

Annual Cash Bonus Plan

In February 2009, our Board of Directors, upon recommendation of the Compensation Committee, adopted a cash bonus plan, which we refer to as the Bonus Plan. Under the Bonus Plan, participating executive officers and employees were eligible to earn cash bonus compensation based on 2009 Company and individual performance. The Bonus Plan is designed to reward achievement of predetermined Company and individual objectives. No bonus is guaranteed to any executive.

In 2009, the Bonus Plan was weighted on achievement of specific financial goals that we believe are appropriate for a commercial pharmaceutical company of our size. For 2009, funding for the Bonus Plan was weighted 60% on achievement of specific financial goals and 40% on achievement of specific milestones, as discussed further below. Under the Bonus Plan, executives were eligible to receive all or a portion of a target bonus expressed as a percentage of their respective base salaries.

With respect to our 2009 financial goals (60% of the total bonus opportunity), our Board of Directors, upon recommendation of the Compensation Committee, adopted guidelines to determine tiered funding based on achieving net revenue of $97.0 million and net loss not exceeding $7.7 million, excluding the valuation of the warrants issued in connection with the Facility Agreement dated September 26, 2008 by and between the Company and the lenders named therein. Achievement is measured based on a percentage of the target amounts indicated in the preceding sentence, with 70% achievement being the minimum and yielding an initial funding of 70% of the Bonus Plan. However, regardless of any minimum funding amounts and objective achievement determinations, Bonus Plan funding continues to be at the discretion of our Board of Directors. The portion of the funding of the Bonus Plan that was based on milestones (40% of the total bonus opportunity) involved obtaining FDA approval to market Bepreve in the U.S. Our Board of Directors considered these goals and milestones as challenging to achieve, and designed such goals and milestones to focus executive attention on key accomplishments that could enhance our long-term value. Under the pre-established funding guidelines for the financial portion of the Bonus Plan (60% of the total bonus opportunity) and the milestone portion of the Bonus Plan (40% of the total bonus opportunity), the funding of the Bonus Plan was at 140% for fiscal 2009.

Once our Board of Directors has established the funding level for the Bonus Plan, individual determinations of bonuses are calculated for the Chief Executive Officer and the other Named Executive Officers based on their achievement of corporate and specific goals appropriate to their roles in the Company. The Chief Executive Officer’s goals are identical to our funding goals, so he is measured 60% on financial performance and 40% on achievement of our specific milestone goals. Other Named Executive Officers’ goals are based on other personal objectives, as described further in the table below. The Compensation Committee and our Board of Directors considered these personal objectives as challenging to achieve, and designed such personal objectives to focus executive attention on key accomplishments that will enhance our long-term value.

The 2009 personal objectives for each of our Named Executive Officers, along with their relative weight and level of achievement, are as follows:

Named Executive Officer	Position	2009 Base Salary	Incentive Target(1)	Objective	Objective Weight	Level of Achievement
Vicente Anido, Jr., Ph.D.	President and Chief Executive Officer	$517,390	65%	Company to achieve total net revenue of $97.0 million and net loss of $7.7 million (excluding warrant valuation expense)	60%	100%

				Company to obtain FDA approval for Bepreve	40%	100%

Lauren P. Silvernail	Chief Financial Officer and Vice President, Corporate Development	$302,078	50%	Manage department and corporate expenses to ensure achievement of the Company’s financial targets	20%	100%

				Finalize supply agreement negotiations with Otsuka	20%	100%

				Leverage growth of the Company’s stock by identifying and evaluating new business development opportunities	20%	100%

				Expand the capabilities and staffing levels in the finance organization to support doubling of our current business levels	20%	100%

				Expand investor relations activities after the approval of Bepreve	20%	100%

Named Executive Officer	Position	2009 Base Salary	Incentive Target(1)	Objective	Objective Weight	Level of Achievement
Marvin J. Garrett	Vice President, Regulatory Affairs, Quality, and Compliance	$305,116	40%	Company to obtain FDA approval for Bepreve	60%	100%

				File sNDA for XiDay™	20%	100%

				Complete T-Pred™ Phase III study	10%	0%

				Manage department expenses to ensure achievement of the Company’s financial targets	10%	100%

Thomas A. Mitro	Vice President, Sales and Marketing	$301,852	45%	Company to achieve total net revenue of $97.0 million	60%	100%

				Expand sales force and launch Bepreve	30%	100%

				Manage department expenses to ensure achievement of the Company’s financial targets	10%	100%

Timothy R. McNamara, Pharm.D.	Vice President, Clinical Research and Medical Affairs	$295,950	40%	Company to obtain FDA approval for Bepreve	60%	100%

				File sNDA for XiDay	20%	100%

				Complete T-Pred Phase III study	10%	0%

				Manage department expenses to ensure achievement of the Company’s financial targets	10%	100%

(1)	Targets expressed as a percentage of the executive officer’s 2009 base salary.

The Compensation Committee was responsible for evaluating the individual performance of the Chief Executive Officer for the 2009 fiscal year and for submitting to our Board of Directors the Compensation Committee’s recommendation regarding the amount of the cash bonus payable to the Chief Executive Officer under the Bonus Plan. The Compensation Committee’s recommendations were initially based upon the Company’s actual level of achievement of the Company’s financial and milestone goals, with achievement of 100% of a Company goal initially yielding 100% funding of the portion of the Chief Executive Officer’s bonus represented by that particular target. However, following that objective determination, the Compensation Committee also considered other relevant factors when submitting its recommendations to our Board of Directors, and adjusted the recommended amount accordingly. The adjustment accounts for other factors that may have impacted Company performance and the Chief Executive Officer’s role in achieving those results. Thus, the Compensation Committee used a quantitative approach to measure achievement of objective criteria, but also exercised appropriate discretion in recommending and determining performance compensation, and can recommend a bonus in excess of or less than the previously established target bonus or the amounts resulting from the personal objective achievement calculations. Our Board of Directors has the final authority to approve the Compensation Committee’s recommendation regarding the amount of the cash bonus payable, if any, to the Chief Executive Officer under the Bonus Plan. For fiscal 2009, our Board of Directors approved the Compensation Committee’s recommendations for the Chief Executive Officer’s cash bonus amount without change.

The Chief Executive Officer was responsible for evaluating each participating executive officer’s 2009 performance and for submitting to the Compensation Committee his recommendations regarding the amount of the cash bonus payable to each such executive officer. The Chief Executive Officer’s recommendations were initially based upon the Chief Executive Officer’s assessment of each executive officer’s actual level of achievement of his or her individual objectives for 2009, with achievement of 100% of a performance target yielding an initial funding of the portion of the individual’s bonus represented by that particular target equal to 100% multiplied by the overall percentage of Bonus Plan funding. However, following that objective determination, the Chief Executive Officer also considered other relevant factors when submitting his recommendations to the Compensation Committee, and adjusted the recommended amount accordingly. The adjustment accounts for other factors that may have impacted performance and the executive officer’s role in achieving Company results. Thus, the Chief Executive Officer used a quantitative approach to measure achievement of objective criteria, but also exercised appropriate discretion in recommending and determining performance compensation, and can recommend bonuses in excess of or less than the previously established target bonuses or the amounts resulting from the objective achievement calculations. The Compensation Committee has the final authority to approve the Chief Executive Officer’s recommendations regarding the amount of the cash bonus, if any, payable to each executive officer under the Bonus Plan. For fiscal 2009, the Compensation Committee approved the Chief Executive Officer’s recommendations for the other Named Executive Officers’ cash bonus amounts without change.

Long-Term Incentives

Our 2004 Performance Incentive Plan provides for the grant of stock options, restricted stock awards and performance shares to qualified employees and officers. Equity awards, which may include stock options and restricted stock grants, are provided to executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of us. Long-term incentive rewards are also used to help retain employees through the use of vesting.

We will not time or select the grant dates of any stock options or stock-based awards in coordination with our release of material non-public information, nor will we have any program, plan or practice to do so. In 2006, the Compensation Committee adopted specific policies regarding the grant dates of stock options and stock-based awards for our executive officers and employees:

•

New Hire Grants: The grant date of all awards to newly hired executive officers and employees is the date on which the individual commences employment with us (or the next succeeding business day that The NASDAQ Global Market is open). The exercise price of all new hire stock options equals the closing price of our common stock on the grant date.

•

Annual Grants: The Compensation Committee approves the annual award grants to our executive officers and our Chief Executive Officer, having been delegated the authority by the Compensation Committee, approves the annual award grants to employees at one or more meetings. The grant date of the annual awards for the Chief Executive Officer and the Named Executive Officers is the date the Board of Directors approves the grant. The grant date of all other annual awards is the date the Chief Executive Officer, having been delegated the authority by the Compensation Committee, approves the grant. Both approvals occur during the first quarter following the calendar year in accordance with our compensation review timeline.

While we have historically targeted the 50th percentile of our peer group using the Black-Scholes model for valuation, the Compensation Committee recommended and our Board of Directors agreed, to grant substantially less shares to executives in 2009 due to several factors including the economic climate, performance, and impact on dilution if the 50th percentile were targeted.

In 2009, long-term incentive awards were delivered in the form of both stock options and restricted stock awards, with the following weightings:

Long-term Incentive Instrument	Approximate Percentage of Total Award Value (Assumes 3 to 1 Ratio of Options to Restricted Stock)
Stock Options	60%
Restricted Stock	40%

Stock options for annual performance grants vest 1/48th per month over 48 months (four years) and restricted stock vests 25% per year over four years.

Restricted stock is included in our long-term incentive mix because:

•

the volatility of our common stock causes a high expense value for a stock option, which could create a situation where the cost to us of issuing an option could exceed the value ultimately delivered to employees;

•

restricted stock has more retentive value in the event of a downturn in the stock markets and helps align employee thinking with a true stockholder in that employees would not only have an interest in increasing the value of the stock, but also an interest in avoiding price declines; and

•

the competitive marketplace is using restricted stock for at least a portion of the long-term incentive award and we want to ensure that our long-term incentive package remains competitive with the market.

Despite these potential advantages of restricted stock, the Compensation Committee still believes that continuing to grant a high percentage of the total long-term incentive package in stock options is important to ensure that employees are appropriately motivated to increase our long-term value.

Decisions around the size of long-term incentive awards for the Chief Executive Officer are made by our Board of Directors, upon recommendation of the Compensation Committee, after careful consideration of the following factors:

•	Company and individual performance;

•	comparable company and survey peer group data;

•	retention considerations;

•	impact on dilution; and

•	existing equity holdings of the executive.

Decisions around the size of long-term incentive awards for the other Named Executive Officers are made by the Compensation Committee after careful consideration of the following factors:

•	Company and individual performance;

•	the Chief Executive Officer’s recommendations;

•	comparable company and survey peer group data;

•	retention considerations;

•	internal equity;

•	executive potential;

•	impact on dilution; and

•	existing equity holdings of the executive.

The Chief Executive Officer was granted 36,350 restricted shares and options to purchase 163,650 shares of common stock in 2009. Other Named Executive Officers received restricted stock grants ranging from 8,000 to 16,700 and option grants ranging from 36,000 to 61,350 in 2009.

Perquisite

We only offer one nominal perquisite to our executives. Each executive is provided with a taxable benefit of $5,000 to cover the executive’s cost of tax preparation, financial planning or other non-reimbursable expenses at the executive’s discretion. The purpose of providing this benefit is to ensure that executives are focused on their Company responsibilities and not on taxes or financial planning, and to ensure that executives receive quality and ethical advice on these matters.

Employment and Change in Control Agreements

We have executive employment agreements, or the Executive Employment Agreements, with our Chief Executive Officer and each of the other Named Executive Officers. We have these Executive Employment Agreements to provide a competitive total compensation package for the Named Executive Officers and to provide the Named Executive Officers with personal financial security in the event that such Named Executive Officers are in the position of making our decisions such as selling us or making an acquisition that may impact the Named Executive Officer’s own position with us. The level of benefit provided under the Executive Employment Agreements was established after a careful review of employment agreements with executives at comparable companies and after quantifying our financial exposure under the Executive Employment Agreements in the event of an executive termination under a variety of circumstances.

Each Executive Employment Agreement provides for an annual base salary and eligibility to receive an annual target bonus and equity awards. Annual adjustments to base salary, and the determination of bonuses and equity awards, are at the discretion of our Board of Directors, with respect to Chief Executive Officer, and the discretion of the Compensation Committee, with respect to the other Named Executive Officers.

Each Named Executive Officer’s employment may be terminated at any time with or without cause, or by reason of death or disability, or each Named Executive Officer may voluntarily resign at any time with or without good reason. Each Executive Employment Agreement provides for specific benefits under a variety of termination scenarios. A detailed description and quantification of those potential benefits is described on pages 31-37 of this proxy statement.

Compensation Determination Process

Role of the Compensation Committee

The Compensation Committee of the Board of Directors, comprised of three independent directors, oversees our executive compensation programs. These programs include base salary for executive officers, both annual and long-term incentive compensation programs, perquisites, and employment and change-in-control agreements. The Chief Executive Officer’s total compensation is recommended by the Compensation Committee and approved by our Board of Directors. The compensation of all other executive officers is recommended by the Chief Executive Officer and approved by the Compensation Committee. See also “Compensation Element Details” above and “Role of Management in the Compensation Determination Process” below.

The specifics of the responsibilities of the Compensation Committee can be found in the Compensation Committee’s charter located on our website at www.istavision.com. The Compensation Committee meets regularly regarding compensation issues and regularly receives input from its independent compensation consultant, Pearl Meyer & Partners, or PM&P.

Role of Management in the Compensation Determination Process

Management plays a limited role in the compensation determination process. The Chief Executive Officer prepares annual reviews for top executives and makes compensation recommendations for his direct reports to the Compensation Committee. At the request of the Compensation Committee, management occasionally makes proposals to the Compensation Committee regarding incentive targets, incentive plan structure and other compensation related matters.

Role of the Compensation Consultant in the Compensation Determination Process

In 2009, the Compensation Committee engaged PM&P as its independent, objective compensation consultant. PM&P reports directly to the Chairperson of the Compensation Committee and does not provide any services to us other than those requested by the Chairperson of the Compensation Committee or his or her designee. PM&P assists the Compensation Committee and management in understanding compensation concepts, management proposals relating to changes in compensation, and changing regulatory requirements. Primary services provided to the Compensation Committee by PM&P in 2009 included:

•

recommended changes to the peer group of comparable companies in the life sciences field that were of similar size, revenue and amount spent on research and development, to us. Three companies were removed from the list and three companies were added. Comparable companies used in the 2009 compensation analyses were Auxilium Pharmaceuticals, Inc., Depomed, Inc., DURECT Corporation, Inspire Pharmaceuticals, Inc., Jazz Pharmaceuticals, Inc., Noven Pharmaceuticals, Inc., Pain Therapeutics, Inc., POZEN Inc., Questcor Pharmaceuticals, Inc., Santarus, Inc., and VIVUS Inc;

•	a competitive analysis of compensation for each executive utilizing comparable company compensation data, and size and industry appropriate broad survey data;

•	assistance with the preparation of our executive compensation disclosures;

•	a competitive analysis of board of directors’ compensation; and

•	general compensation advice.

Specifics of Compensation Determination Process

For 2009, the compensation determination process followed by the Compensation Committee was as follows:

•

On January 26, 2009, the Compensation Committee reviewed guidelines prepared by management at the Compensation Committee’s request regarding tiered funding of the financial component of the Bonus Plan (representing 60% of the total Bonus Plan funding opportunity) based on different levels of financial performance. The Compensation Committee also reviewed proposed milestone goals (representing 40% of the total Bonus Plan funding opportunity). After discussion and deliberation, the Compensation Committee recommended that our Board of Directors approve the financial and milestone guidelines for the Bonus Plan, which were subsequently approved by our Board of Directors. Also on January 26, 2009, the Compensation Committee reviewed the compensation of the Chief Executive Officer. In considering the appropriate level of compensation of the Chief Executive Officer, the Compensation Committee reviewed the Chief Executive Officer’s total current compensation and the Company and the Chief Executive Officer’s performance, as well as peer group and survey data compiled by PM&P. The Chairperson of the Compensation Committee recommended a 2009 target bonus and a 2009 annual equity grant for the Chief Executive Officer based on the factors previously described. After discussion and deliberation, the Compensation Committee agreed with the Compensation Committee Chairperson’s recommendations, and made a recommendation to our Board of Directors on February 3, 2009 to approve the Chief Executive Officer’s 2009 target bonus and equity grant;

•	On February 3, 2009, our Board of Directors approved the Chief Executive Officer’s 2009 target bonus and equity grant, as recommended by the Compensation Committee;

•

On February 3, 2009, the Compensation Committee reviewed the compensation of the other Named Executive Officers. In considering the appropriate level of compensation for the other Named Executive Officers, the Compensation Committee reviewed the other Named Executive Officers’ total current compensation, the Company and each other Named Executive Officer’s performance and the Chief Executive Officer’s recommendations, as well as peer group and survey data compiled by PM&P. After discussion and deliberation, the Compensation Committee approved the Chief Executive Officer’s recommendations regarding the other Named Executive Officers’ 2009 target bonus and equity grants;

•

On September 18, 2009, the Compensation Committee reviewed the base salaries of the Named Executive Officers. In considering the appropriate level of compensation for the Chief Executive Officer, the Compensation Committee reviewed the Chief Executive Officer’s total current compensation and the Company and the Chief Executive Officer’s performance, as well as peer group and survey data compiled by PM&P. In considering the appropriate level of compensation for the other Named Executive Officers, the Compensation Committee reviewed the other Named Executive Officers’ total current compensation, the Company and each other Named Executive Officer’s performance and the Chief Executive Officer’s recommendations, as well as peer group and survey data compiled by PM&P. After discussion and deliberation, the Compensation Committee approved the Chief Executive Officer’s recommendations regarding the other Named Executive Officers’ base salaries for 2009. Also on September 18, 2009, the Compensation Committee reviewed the compensation of the independent directors. In considering the appropriate level of compensation for the independent directors, the Compensation

Committee reviewed the peer group and survey data compiled by PM&P. After discussion and deliberation, the Compensation Committee recommended that our Board of Directors approve the increases in the cash and equity compensation to be received by the independent directors for 2009;

•	On October 8, 2009, our Board of Directors approved the Compensation Committee’s recommendation with respect to the Chief Executive Officer’s base salary for 2009;

•

On January 28, 2010, the Compensation Committee reviewed our performance against the pre-established goals for funding of the Bonus Plan and, after discussing and reviewing the guidelines for the financial and milestone portions of the total Bonus Plan opportunity, the Compensation Committee determined and recommended to our Board of Directors that the Bonus Plan be funded at 140%. Also on January 28, 2010, the Compensation Committee reviewed and discussed the performance of the Chief Executive Officer in 2009 against the accomplishment of our goals in 2009, and recommended to our Board of Directors that the Chief Executive Officer receive a bonus of 147% of his target bonus;

•

On February 2, 2010, our Board of Directors approved that the Bonus Plan be funded at 140%, as recommended by the Compensation Committee. Also on February 2, 2010, our Board of Directors approved the Chief Executive Officer’s bonus at 147% of his target bonus, as recommended by the Compensation Committee;

•

On February 2, 2010, the Compensation Committee approved the other Named Executive Officers’ bonuses, which ranged from 138% to 148% of their target bonuses, depending on the achievement of their personal objectives; and

•	On February 2, 2010, our Board of Directors approved the maximum achievement levels for the 2010 non-equity incentive plan with a maximum target of 200%.

Reducing the Possibility for Excessive Risk-Taking

The Compensation Committee has determined that the risks arising from the compensation policies and practices for employees of the Company are not reasonably likely to have a material adverse effect on the Company as a whole.

The Compensation Committee noted several design features of our cash and equity incentive programs that reduce the likelihood of excessive risk-taking:

•	the program design provides a balanced mix of cash and equity, annual and long-term incentives;

•	we set performance goals that we believe are reasonable in light of past performance and market conditions;

•	equity grants typically vest over a four-year period to encourage our executives to maintain a long-term perspective;

•

we use restricted stock for a significant portion of our equity award mix because restricted stock retains value even in a depressed market and executives will be less likely to take unreasonable risks to get, or keep, options “in-the-money;”

•	the annual bonus plan has been modified so that maximum payout levels for 2010 bonuses are capped;

•	the Compensation Committee has downward discretion over incentive program payouts; and

•	for compensation benchmarking purposes, we employ an appropriate peer group derived from a standardized process.

Impact of Accounting and Tax

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, may limit our ability to deduct, for U.S. federal income tax purposes, compensation in excess of $1,000,000 paid to our Chief Executive Officer and four other highest paid executive officers in any one fiscal year.

Section 162(m) of the Code places limits on the deductibility for U.S. federal income tax purposes of compensation paid to certain executive officers. In order to preserve our ability to deduct the compensation income associated with equity awards granted to such person, for the purposes of Section 162(m) of the Code, the 2004 Performance Incentive Plan provides that no employee may be granted, in any of one calendar year, options relating to more than 400,000 shares of common stock and restricted shares and performance shares relating to more than 100,000 shares of common stock. In addition, the 2004 Performance Incentive Plan provides that in connection with an employee’s initial employment, the employee may be granted options relating to up to 800,000 shares of common stock and restricted shares and performance shares relating to up to 200,000 shares of common stock. To the extent grants under the 2004 Performance Incentive Plan are in excess of these limitations, such excess shall not be exempt from the deductibility limits of Section 162(m) of the Code.

We have considered the impact of compensation expense associated with issuing stock options, and the potentially high expense associated with one of our stock options was a factor in the decision to change the long-term incentive compensation package from 100% options to 60% options and 40% restricted stock (assuming a 3 to 1 ratio of options to restricted stock).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2009 served as an officer, former officer or employee of us or any of our subsidiaries. During fiscal year 2009, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Benjamin F. McGraw, III, Pharm.D. (Chairman)

Kathleen D. LaPorte

Dean J. Mitchell

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this proxy statement and irrespective of any general incorporation language in such filing, except to the extent we specifically incorporates this Report by reference therein.

Summary Compensation Table

The following table summarizes aggregate amounts of compensation paid or accrued by us for the year ended December 31, 2009 for services rendered by our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers as of the end of the last fiscal year whose total compensation exceeded $100,000, referred to in this proxy statement collectively as the Named Executive Officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Vicente Anido, Jr., Ph.D.	2009	$517,390	$37,768	$131,935	$493,155	$5,000	$1,185,248
President & Chief Executive Officer	2008	$502,320	$162,085	$470,739	$228,556	$5,000	$1,368,700
	2007	$447,507	$154,523	$471,416	$244,338	$5,000	$1,322,784
Lauren P. Silvernail	2009	$302,078	$9,351	$37,891	$208,937	$5,000	$563,257
Chief Financial Officer & Vice President,	2008	$293,280	$46,820	$138,072	$98,000	$5,000	$581,172
Corporate Development	2007	$259,160	$52,003	$181,314	$92,571	$5,000	$590,048
Marvin J. Garrett	2009	$305,116	$8,312	$33,860	$168,057	$5,000	$520,345
Vice President, Regulatory Affairs,	2008	$296,229	$44,590	$126,566	$78,000	$5,000	$550,385
Quality, and Compliance	2007	$285,384	$52,003	$181,314	$88,297	$5,000	$611,998
Thomas A. Mitro	2009	$301,852	$17,351	$49,460	$201,597	$5,000	$575,260
Vice President, Sales and Marketing	2008	$288,206	$58,859	$156,338	$110,000	$5,000	$618,403
	2007	$274,482	$59,432	$176,278	$110,561	$5,000	$625,753
Timothy R. McNamara, Pharm.D.	2009	$295,950	$8,312	$29,023	$162,887	$5,000	$501,172
Vice President, Clinical Research and	2008	$279,085	$35,672	$109,307	$73,000	$5,000	$502,064
Medical Affairs	2007	$249,600	$40,860	$121,883	$77,837	$5,000	$495,180

1.	Represents the aggregate grant date fair value of option and stock awards for fiscal years 2009, 2008 and 2007 calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation—Stock Compensation, or ASC 718. The assumptions used to calculate the fair value of option awards are disclosed in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.
2.	Reflects the actual payouts for fiscal years 2009, 2008 and 2007, respectively, under the plan-based non-equity incentive plan.
3.	Reflects payments with respect to the cost of tax preparation, financial planning or other non-reimbursable expenses at the Named Executive Officer’s discretion.

Grants of Plan-Based Awards in 2009 Fiscal Year

The following table summarizes grants of awards pursuant to plans made to Named Executive Officers during the year ended December 31, 2009.

Name (a)	Grant Date(1) (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(3) (k)		Full Fair Value of Equity Award ($)(4)(5)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Vicente Anido, Jr., Ph.D.	2/3/2009 2/3/2009	N/A	$336,304	N/A	—	—	—	36,350	163,650	$ $	1.04 1.04	$ $	37,768 131,935
Lauren P. Silvernail	2/3/2009 2/3/2009	N/A	$151,039	N/A	—	—	—	9,000	47,000	$ $	1.04 1.04	$ $	9,351 37,891
Marvin J. Garrett	2/3/2009 2/3/2009	N/A	$122,046	N/A	—	—	—	8,000	42,000	$ $	1.04 1.04	$ $	8,312 33,860
Thomas A. Mitro	2/3/2009 2/3/2009	N/A	$135,833	N/A	—	—	—	16,700	61,350	$ $	1.04 1.04	$ $	17,351 49,460
Timothy R. McNamara, Pharm.D.	2/3/2009 2/3/2009	N/A	$118,380	N/A	—	—	—	8,000	36,000	$ $	1.04 1.04	$ $	8,312 29,023

1.	Reflects the date of the grant for all stock options and restricted stock granted in 2009.
2.	For Dr. Anido, target reflects 65% of base salary. For Mrs. Silvernail, target reflects 50% of base salary. For Mr. Mitro, target reflects 45% of base salary. For all other Named Executive Officers, target reflects 40% of base salary.
3.	The exercise price of the option grants listed above corresponds with the closing price of our stock on the date of grant.
4.	For option awards, this value reflects the Black-Scholes value as of the date of the grant, February 3, 2009. The assumptions used to calculate the Black-Scholes value of option awards are disclosed in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.
5.	For restricted stock awards, this value reflects the grant date value. For all awards, the fair market value is $1.04 per share which reflects the fair market value as of the closing price as of the grant date.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table summarizes outstanding equity awards held by Named Executive Officers as of December 31, 2009.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(1) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Vicente Anido, Jr., Ph.D.						4,650	$21,204
						10,400	$47,424
						27,262	$124,315
						36,350	$165,756
	100,461	—	—	$20.00	12/21/2011
	595,000	—	—	$3.49	12/16/2012
	88,000	—	—	$9.41	02/05/2014
	95,601	—	—	$10.27	02/17/2015
	124,775	5,425	—	$6.77	02/16/2016
	66,300	27,300	—	$7.43	02/02/2017
	75,006	88,644	—	$4.46	02/08/2018
	34,093	129,557	—	$1.04	02/03/2019
Lauren P. Silvernail						1,400	$6,384
						3,500	$15,960
						7,875	$35,910
						9,000	$41,040
	165,000	—	—	$5.40	03/10/2013
	28,000	—	—	$9.41	02/05/2014
	20,000	—	—	$10.27	02/17/2015
	38,237	1,663	—	$6.77	02/16/2016
	25,500	10,500	—	$7.43	02/02/2017
	22,000	26,000	—	$4.46	02/08/2018
	9,791	37,209	—	$1.04	02/03/2019
Marvin J. Garrett						1,525	$6,954
						3,500	$15,960
						7,500	$34,200
						8,000	$36,480
	2,222	—	—	$7.56	03/14/2010
	1,700	—	—	$51.25	03/06/2011
	1,800	—	—	$22.50	10/29/2011
	2,000	—	—	$16.10	02/15/2012
	138,000	—	—	$3.49	12/16/2012
	21,000	—	—	$9.41	02/05/2014
	20,000	—	—	$10.27	02/17/2015
	41,591	1,809	—	$6.77	02/16/2016
	25,500	10,500	—	$7.43	02/02/2017
	20,166	23,834	—	$4.46	02/08/2018
	8,750	33,250	—	$1.04	02/03/2019

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(1) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Thomas A. Mitro						975	$4,446
						4,000	$18,240
						9,900	$45,144
						16,700	$76,152
	30,000	—	—	$8.50	06/21/2012
	164,000	—	—	$3.49	12/16/2012
	25,000	—	—	$9.41	02/05/2014
	18,000	—	—	$10.27	02/17/2015
	29,037	1,263	—	$6.77	02/16/2016
	24,791	10,209	—	$7.43	02/02/2017
	24,910	29,440	—	$4.46	02/08/2018
	12,781	48,569	—	$1.04	02/03/2019
Timothy R. McNamara, Pharm.D.						625	$2,850
						500	$2,280
						2,750	$12,540
						6,000	$27,360
						8,000	$36,480
	30,000	—	—	$11.00	11/15/2014
	14,087	613	—	$6.77	02/16/2016
	32,066	9,534	—	$6.42	11/17/2016
	17,141	7,059	—	$7.43	02/02/2017
	17,416	20,584	—	$4.46	02/08/2018
	7,500	28,500	—	$1.04	02/03/2019

1.	Initial stock option grants awarded to new executives vest over a 4-year period, with 25% vesting on the first anniversary of the initial grant and the remaining 75% vesting in 36 monthly installments. All other outstanding stock option grants vest in monthly increments over a 4-year period. All stock option grants have a 10-year term.

Option Exercises and Stock Vested in Fiscal Year 2009

The following table sets forth information concerning the exercise of stock options or vesting of restricted stock for each Named Executive Officer in 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)
Vicente Anido, Jr., Ph.D.	—	$—	18,938	$24,350
Lauren P. Silvernail	—	$—	5,775	$7,457
Marvin J. Garrett	—	$—	5,775	$7,541
Thomas A. Mitro	—	$—	6,275	$7,730
Timothy R. McNamara, Pharm. D.	—	$—	4,500	$7,083

Termination of Employment and Change-in-Control Agreements

Chief Executive Officer and Named Executive Officers Excluding Mrs. Silvernail

In the event a Named Executive Officer’s (excluding Mrs. Silvernail) employment is terminated by us without cause absent a change in control of us, we will provide the following severance compensation and benefits:

•

A lump sum severance payment in an amount equal to 12 months base salary with respect to the Chief Executive Officer, and nine months base salary with respect to the other Named Executive Officers (excluding Mrs. Silvernail);

•

Health insurance premiums payable by us for continued health insurance coverage for such Named Executive Officer and all then insured dependents for a period of up to 12 months with respect to the Chief Executive Officer, and up to nine months with respect to the other Named Executive Officers (excluding Mrs. Silvernail). To be eligible for this coverage, such Named Executive Officers (excluding Mrs. Silvernail) must make a timely election to continue such coverage under COBRA and our obligation to pay the monthly health insurance premiums for continued group medical insurance ends when the Named Executive Officer becomes eligible for health insurance with a new employer; and

•	Outplacement services for one year, at our expense not to exceed $25,000, with a nationally recognized service selected by us.

In the event of a change in control of us and if within 24 months following such change in control the Named Executive Officer’s (excluding Mrs. Silvernail) employment is terminated by us without cause, or such Named Executive Officer (excluding Mrs. Silvernail) resigns for good reason within sixty days of the event forming the basis for such good reason termination, then we will provide the Named Executive Officer (excluding Mrs. Silvernail) with severance compensation and benefits consisting of:

•

For the Chief Executive Officer, a lump sum severance payment in an amount equal to 24 months base salary plus 2 times the greater of: (a) the target bonus to be earned for the year in which termination occurs, or (b) the bonus amount paid to the Chief Executive Officer in the prior year;

•

For other Named Executive Officers (excluding Mrs. Silvernail), 12 months base salary plus the greater of (a) one times the target bonus to be earned for the year in which termination occurs, or (b) one times the bonus amount paid the Named Executive Officer (excluding Mrs. Silvernail) in the prior year;

•

Health insurance premiums payable by us for continued health insurance coverage for such Named Executive Officer and all then insured dependents for a period of up to 24 months with respect to the Chief Executive Officer and 12 months with respect to all other Named Executive Officers (excluding Mrs. Silvernail). To be eligible for this coverage, each Named Executive Officer must make a timely election to continue such coverage under COBRA and our obligation to pay the monthly health insurance premiums for continued group medical insurance ends when the Named Executive Officer becomes eligible for health insurance with a new employer;

•	Outplacement services for one year, at our expense not to exceed $25,000, with a nationally recognized service selected by us; and

•

Any unvested options, restricted shares or other equity based awards then held by a Named Executive Officer (excluding Mrs. Silvernail) will become fully vested and, with respect to options, immediately exercisable, as of the date of termination.

Lauren P. Silvernail

In the event of termination of employment not following a change-in-control other than voluntarily or for cause, Mrs. Silvernail will receive six months of base salary as severance.

Mrs. Silvernail’s change in control agreement with us provides that if Mrs. Silvernail’s employment is terminated as a result of an involuntary termination within 24 months after a change of control, then she will be entitled to:

•	nine months of base salary and healthcare related benefits; and

•	a pro rata portion of her target performance bonus based upon the number of months that she was employed during the year of termination.

All options to purchase our common stock held by Mrs. Silvernail vest in full upon a change of control regardless of whether she is terminated, and all shares of stock subject to a right of repurchase by us (or our successor) that were purchased prior to the change of control shall have such right of repurchase lapse with respect to all of such shares.

The following tables summarize the amounts that would have been payable to each Named Executive Officer assuming the Named Executive Officer was terminated on December 31, 2009:

Payments to Vicente Anido, Jr., Ph.D. Assuming a December 31, 2009 Termination

	Cash Severance				Equity
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity		Benefits Continuation4/ Outplacement Services[6]	401(K) Plan Balance	Total
	Multiple	$	Multiple	$
Circumstances of Termination:
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	$764,158	N/A		N/A	N/A	$764,158
Involuntary Without Cause Termination[6]	1	$517,390	N/A	N/A	$764,158	N/A		$37,202	N/A	$1,318,750
Within 24 Months Following a Change-in-Control[6] • Involuntary Without Cause Termination or • Dr. Anido’s Resignation for Good Reason	2	$1,034,780	2	$986,310	$764,158	$823,604	[3]	$49,404	N/A	$3,658,256

1.	In the event of termination in the context of a change-in-control, Dr. Anido will be entitled to the greater of (A) two times his target bonus to be earned for the year in which termination occurs or (B) two times the bonus amount paid to him in the prior year. The bonus amount reflects two times the actual bonus paid to Dr. Anido for fiscal year 2009 performance.
2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.56 as of December 31, 2009.
3.	Any unvested and outstanding equity awards held by Dr. Anido shall become 100% vested as of the termination date of his employment.
4.	Health insurance premiums payable by us for continued health insurance coverage for Dr. Anido and all his then currently insured dependents continue for up to 12 months, or 24 months in the context of a change-in-control, provided that Dr. Anido makes a timely election to continue that coverage under COBRA, and provided further that our obligation to pay monthly health insurance premiums for continued group medical insurance will end when Dr. Anido becomes eligible for health insurance with a new employer.
5.	Dr. Anido will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
6.	Dr. Anido will also receive outplacement services for one year, at our expense, up to a maximum amount of $25,000, with a nationally recognized service provider selected by us.

Payments to Lauren P. Silvernail Assuming a December 31, 2009 Termination

	Cash Severance				Equity
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity		Benefits Continuation[3]	401(K) Plan Balance	Total
	Multiple	$	Multiple	$
Circumstances of Termination:
For Cause Termination[4] Voluntary Termination[4] Death or Disability[4]	N/A	N/A	N/A	N/A	$36,664	N/A		N/A	$117,460	$154,124
Involuntary Without Cause Termination	0.5	$151,039	N/A	N/A	$36,664	N/A		N/A	$117,460	$305,163
Within 24 Months Following a Change-in-Control[5] • Involuntary Without Cause Termination or • Mrs. Silvernail’s Resignation for Good Reason	0.75	$226,559	1	$151,039	$36,664	$232,870	[5]	$13,871	$117,460	$778,463

1.	In the event of termination in the context of a change-in-control, Mrs. Silvernail will be entitled to a pro rata portion of her performance bonus based upon the number of months that she was employed during the year of termination. The bonus amount reflects the actual bonus paid to Mrs. Silvernail for fiscal year 2009 performance.
2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.56 as of December 31, 2009.
3.	In the event of a change in control, health insurance premiums payable by us for continued health insurance coverage for up to nine months for Mrs. Silvernail, provided that she makes a timely election to continue that coverage under COBRA, and provided further that our obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mrs. Silvernail becomes eligible for health insurance with a new employer.
4.	Mrs. Silvernail will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
5.	All options to purchase our common stock held by Mrs. Silvernail shall vest in full upon a change of control regardless of whether she is terminated, and all shares of stock subject to a right of repurchase by us (or our successor) that were purchased prior to the change of control shall have such right of repurchase lapse with respect to all of such shares.

Payments to Marvin J. Garrett Assuming a December 31, 2009 Termination

	Cash Severance				Equity
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity		Benefits Continuation4/ Outplacement Services[6]	401(K) Plan Balance	Total
	Multiple	$	Multiple	$
Circumstances of Termination:
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	$180,477	N/A		N/A	$46,450	$226,927
Involuntary Without Cause Termination[6]	0.75	$228,837	N/A	N/A	$180,477	N/A		$38,871	$46,450	$494,635
Within 24 Months Following a Change-in-Control[6] • Involuntary Without Cause Termination or • Mr. Garrett’s Resignation for Good Reason	1	$305,116	1	$168,057	$180,477	$213,017	[3]	$43,494	$46,450	$956,611

1.	In the event of termination in the context of a change-in-control, Mr. Garrett will be entitled to the greater of (A) one times his target bonus to be earned for the year in which termination occurs or (B) one times the bonus amount paid to him in the prior year. The bonus amount reflects the actual bonus paid to Mr. Garrett for fiscal year 2009 performance.
2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.56 as of December 31, 2009.
3.	Any unvested and outstanding equity awards held by Mr. Garrett shall become 100% vested as of the termination date of his employment.
4.	Health insurance premiums payable by us for continued health insurance coverage for Mr. Garrett and all then currently insured dependents continue for up to nine months, or 12 months in the context of a change in control, and his then currently insured dependents, provided that Mr. Garrett makes a timely election to continue that coverage under COBRA, and provided further that our obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mr. Garrett becomes eligible for health insurance with a new employer.
5.	Mr. Garrett will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
6.	Mr. Garrett will also receive outplacement services for one year, at our expense, up to a maximum amount of $25,000, with a nationally recognized service provider selected by us.

Payments to Thomas A. Mitro Assuming a December 31, 2009 Termination

	Cash Severance				Equity
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity		Benefits Continuation4/ Outplacement Services[6]	401(K) Plan Balance	Total
	Multiple	$	Multiple	$
Circumstances of Termination:
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	$222,960	N/A		N/A	$11,877	$234,837
Involuntary Without Cause Termination[6]	0.75	$226,389	N/A	N/A	$222,960	N/A		$38,871	$11,877	$500,097
Within 24 Months Following a Change-in-Control[6] • Involuntary Without Cause Termination or • Mr. Mitro’s Resignation for Good Reason	1	$301,852	1	$201,597	$222,960	$317,889	[3]	$43,494	$11,877	$1,099,669

1.	In the event of termination in the context of a change-in-control, Mr. Mitro will be entitled to the greater of (A) one times his target bonus to be earned for the year in which termination occurs or (B) one times the bonus amount paid to him in the prior year. The bonus amount reflects the actual bonus paid to Mr. Mitro for fiscal year 2009 performance.
2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.56 as of December 31, 2009.
3.	Any unvested and outstanding equity awards held by Mr. Mitro shall become 100% vested as of the termination date of his employment.
4.	Health insurance premiums payable by us for continued health insurance coverage for Mr. Mitro and all then currently insured dependents continue for up to nine months, or 12 months in the context of a change in control, and his then currently insured dependents, provided that Mr. Mitro makes a timely election to continue that coverage under COBRA, and provided further that our obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mr. Mitro becomes eligible for health insurance with a new employer.
5.	Mr. Mitro will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
6.	Mr. Mitro will receive outplacement services for one year, at our expense, up to a maximum amount of $25,000, with a nationally recognized service provider selected by us.

Payments to Timothy McNamara, Pharm. D., Assuming a December 31, 2009 Termination

	Cash Severance				Equity
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity		Benefits Continuation4/ Outplacement Services[6]	401(K) Plan Balance	Total
	Multiple	$	Multiple	$
Circumstances of Termination:
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	$28,142	N/A		N/A	$102,089	$130,231
Involuntary Without Cause Termination[6]	0.75	$221,963	N/A	N/A	$28,142	N/A		$38,871	$102,089	$391,065
Within 24 Months Following a Change-in-Control[6] • Involuntary Without Cause Termination or • Dr. McNamara’s Resignation for Good Reason	1	$295,950	1	$162,887	$28,142	$183,888	[3]	$43,494	$102,089	$816,450

1.	In the event of termination in the context of a change-in-control, Dr. McNamara will be entitled to the greater of (A) one times his target bonus to be earned for the year in which termination occurs or (B) one times the bonus amount paid to him in the prior year. The bonus amount reflects the actual bonus paid to Dr. McNamara for fiscal year 2009 performance.
2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.56 as of December 31, 2009.
3.	Any unvested and outstanding equity awards held by Dr. McNamara shall become 100% vested as of the termination date of his employment.
4.	Health insurance premiums payable by us for continued health insurance coverage for Dr. McNamara and all then currently insured dependents continue for up to nine months, or 12 months in the context of a change in control, and his then currently insured dependents, provided that Dr. McNamara makes a timely election to continue that coverage under COBRA, and provided further that our obligation to pay monthly health insurance premiums for continued group medical insurance will end when Dr. McNamara becomes eligible for health insurance with a new employer.
5.	Dr. McNamara will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
6.	Dr. McNamara will also receive outplacement services for one year, at our expense, up to a maximum amount of $25,000, with a nationally recognized service provider selected by us.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has elected to engage BDO USA, LLP, which we refer to as BDO, an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2010.

The Company had previously engaged Ernst & Young LLP, which we refer to as E&Y, to audit our financial statements annually from our inception in 1992 until February 20, 2009. On February 20, 2009, the Audit Committee approved the dismissal of E&Y as the Company’s independent registered public accounting firm. The audit report of E&Y on the financial statements of the Company as of and for each of the two fiscal years ended December 31, 2008 and December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Company’s financial statements for each of the two fiscal years ended December 31, 2008 and December 31, 2007, and in the subsequent interim period through February 20, 2009, the date of the dismissal of E&Y, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On March 6, 2009, the Audit Committee approved the appointment and engagement of BDO to serve as the Company’s independent registered public accounting firm, effective as of March 6, 2009. During the Company’s two most recent fiscal years ended December 31, 2008 and December 31, 2007, and in the subsequent interim period through March 6, 2009, the date of the engagement of BDO, neither the Company, nor anyone acting on its behalf, consulted with BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report nor oral advice was provided by BDO, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Although the Company is not required to submit the selection of its independent registered public accountant for stockholder approval, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of BDO. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company.

Audit Fees

Ernst & Young LLP, or E&Y, audited our financial statements for the fiscal year ended December 31, 2008. BDO Seidman, LLP, or BDO, audited our financial statements for the fiscal year ended December 31, 2009. The following is a summary of the fees billed to us by BDO and E&Y for professional services rendered for the fiscal years ended December 31, 2009 and 2008, respectively:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees	$444,365	$676,100
Audit Related Fees	—	—
Tax Fees	53,407	148,200
All Other Fees	—	—

Total Fees	$497,772	$824,300

Audit Fees. The aggregate fees for professional services rendered by BDO and E&Y for audit services were $444,365 and $676,100 for the fiscal years ended December 31, 2009 and December 31, 2008, respectively. These consist of fees billed for professional services rendered for the audit of our consolidated financial statements, review of interim consolidated financial statements included in the quarterly reports on Form 10-Q for the respective fiscal years, irrespective of the period in which the related services are rendered or billed and services provided by the independent auditors in connection with regulatory filings, including accounting and financial work related to the proper application of financial accounting and/or reporting standards.

Tax Fees. The aggregate fees for professional services rendered by BDO and E&Y for tax compliance, tax planning and tax advice were $53,407 and $148,200 for the fiscal years ended December 31, 2009 and December 31, 2008, respectively. These services include assistance related to state tax incentives.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides audit service detail in advance of the meeting of the Audit Committee held during the first calendar quarter of each year, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval of non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Our senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

The Audit Committee approved all of the services provided by BDO and E&Y described above.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the foregoing Audit Committee Report shall not be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filing.

The Audit Committee of the Board of Directors met eight times during the fiscal year ended December 31, 2009 with representatives of the independent registered public accounting firm. Each Audit Committee member is qualified as “independent” as defined by the NASDAQ Listing Rules and under the rules promulgated by the Securities and Exchange Commission. The Audit Committee also met on February 22, 2010 to review the financial statements and related notes for the year ended December 31, 2009.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the internal audit function and the performance of the independent registered public accounting firm, and such other duties as directed by the Board of Directors. The Audit Committee operates under a written charter, as amended, a copy of which is posted on our website at www.istavision.com.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committees’ oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report to stockholders for the fiscal year ended December 31, 2009. The Audit Committee has also selected BDO USA, LLP, independent registered public accounting firm, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2010.

Respectfully submitted,

Richard C. Williams, Chair

Benjamin F. McGraw, III, Pharm.D.

Wayne I. Roe

OTHER MATTERS

We know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ VICENTE ANIDO, JR., PH.D.
Vicente Anido, Jr., Ph.D. Chief Executive Officer, President and Director

Irvine, California

November 3, 2010

ISTA PHARMACEUTICALS, INC.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 6, 2010.
Vote by Internet
•Log on to the Internet and go to
www.investorvote.com/ISTA
•Follow the steps outlined on the secured website.
Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 – Peter Barton Hutt	☐	☐	02 –Benjamin F. McGraw III, Pharm. D.	☐	☐	03 – Andrew J. Perlman, M.D., Ph.D.	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of BDO USA, LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2010.	☐	☐	☐	3.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — ISTA PHARMACEUTICALS, INC.

Proxy Solicited by the Board of Directors

Annual Meeting of the Stockholders, December 6, 2010

The undersigned hereby nominates, constitutes and appoints Vicente Anido, Jr., Ph.D. and Lauren P. Silvernail, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ISTA PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the 2010 Annual Meeting of Stockholders to be held at its new corporate offices, located at 50 Technology, Irvine, CA 92618 on December 6, 2010 at 11:30 a.m., local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as stated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THIS PROXY AND “FOR” PROPOSAL NO. 2.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT – PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY.